SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )



Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]      Preliminary Proxy Statement
[   ]      Confidential, for Use of the Commission Only (as permitted by rule
           14a-6(e)(2))
[ X ]      Definitive Proxy Statement
[   ]      Definitive Additional Materials
[   ]      Soliciting Material Pursuant to Section240.14a-11(c) or
           Section240.14a-12


                               PIONEER OIL AND GAS
     -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          (Name of Person(s) Filling Proxy Statement if other than the
                                  Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ]   No fee required.
[   ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
        or Item 22(a)(2) of Schedule 14A.
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

   1)    Title of each class of securities to which transaction applies:

   2)    Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   4)    Proposed maximum aggregate value of transaction:

   5)    Total fee paid:

[   ]     Fee paid previously by written preliminary materials.

[   ]     Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)    Amount Previously Paid:
                               --------
   2)    Form, Schedule, or Registration Statement No.:
                                                      -----
   3)    Filing Party:
                     ------------------
   4)    Date Filed:
                   --------------------

               May 10, 2000

               Dear Shareholder: Enclosed please find our combined notice of annual meeting, proxy statement and annual report. Also enclosed is a proxy which we urge you to sign and return in the enclosed envelope. Completing the enclosed proxy will not prevent you from voting your shares in person if you attend the meeting.

               During fiscal 1999 Pioneer Oil and Gas successfully emerged from Chapter 11 bankruptcy proceedings. This was due in no small part to the help of many shareholders who contributed additional equity to the Company.

               In addition, during fiscal 1999 the Company sold all of its low BTU Colorado (non-producing) properties and several non-operated properties. The sale of these properties resulted in a net gain of approximately $1,800,000. The Company also abandoned most of its Nevada properties and wrote off some other non-producing properties. The net result of all these actions was a gain of $1,323,080 on 'assets sold or abandoned.'

               As a result of the sale of the above assets and the contribution of equity by shareholders the Company was able to retire all of its bank debt as of September 30, 1999. The Company was also able to obtain a $750,000 bank line of credit for additional working capital.

               The Company's current exploration efforts include: coal bed methane development in Wyoming, a high potential subthrust drilling project in Fremont County, Wyoming and a newly developed play in Nevada. These projects range from low risk good return (coal bed methane) to high-risk 'company making' projects (if successful) such as our Wyoming subthrust and Nevada plays.

               Finally the Company became fully reporting on March 7, 2000 and as a result retained its OTC Bulletin Board listing. The Company has updated it web site at www.piol.com and will endeavor to keep it up to date. You can find the latest news releases, financial information links and selected project information at our web site. We are currently featuring our Northwest Sheldon Dome, Wyoming, subthrust project at the web site.

               We appreciated your support during the trying times of our Chapter 11 proceedings and having emerged from that cloud we look forward to a bright future for your Company.

                  Sincerely,

                     /s/ Don J. Colton
                  ------------------------
                  Don J. Colton
                  President and Chairman of the Board

                           PROXY PIONEER OIL AND GAS

               1206 W. South Jordan Parkway, Unit B South Jordan, Utah 84095-4551 Annual Meeting of Shareholders June 28, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The Undersigned hereby appoints the Board of Directors of Pioneer Oil and Gas, as proxies with full power of substitution, and hereby authorizes them to represent and to vote as designated below, all of the shares of common stock of Pioneer Oil and Gas, held of record by the undersigned on May 10, 2000, at the Annual Meeting of Shareholders to be held on June 28, 2000, or any adjournment thereof:

               1. The Board of Directors recommends a vote FOR the election of the nominees for Directors as set forth in the Proxy Statement:

          FOR_____________________  AGAINST____________________

               2. The Board of Directors recommends a vote FOR the ratification of the selection by the Board of Directors of Tanner + Co. as independent auditors for Pioneer Oil and Gas for the next fiscal year ending September 30, 2000.

          FOR_____________________AGAINST___________________

               This proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted 'FOR' items 1 and
          2. This Proxy also delegates discretionary authority to the proxy to vote with respect to any other business which may properly come before the Annual Meeting of Stockholders held on June 28, 2000 any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission.
               THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF PIONEER OIL AND GAS.
               Please sign exactly as the name appears on your stock certificate. When joint tenants hold shares, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation owns the shares, sign in the full corporate name by an authorized officer. If the shares are owned by a partnership, sign in the name of the partnership by an authorized officer. Also, please list your address below.

               PLEASE PRINT YOUR NAME CAREFULLY OR ATTACH YOUR MAILING LABEL TO ASSURE THE CORRECT VOTING OF YOUR SHARES.

          ------------------------                -------------------------
          ADDRESS  OF  SHAREHOLDER                SIGNATURE

          ------------------------                -------------------------
          CITY,  STATE AND  ZIPCODE               SIGNATURE, IF JOINTLY  OWNED

          -----   ----------------                -------------------------
          DATED   NO. OF SHARES OWNED             PLEASE  PRINT NAME CLEARLY

               PLEASE PLACE YOUR PROXY IN THE ENCLOSED STAMPED ENVELOPE AND MAIL IMMEDIATELY.

          PIONEER OIL AND GAS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

          Notice is hereby given that the Annual Meeting of Shareholders of Pioneer Oil and Gas (the "Company") will be held on Wednesday, June 28, 2000, starting at 10:00 A.M., Mountain Daylight Time, at the Company's office, 1206 W. South Jordan Parkway, Unit B, South Jordan, Utah 84095. The following matters are on the agenda for the Meeting:

          1. To Elect the Board of Directors;

          2. To ratify the appointment of Tanner + Co., as independent auditors for the current fiscal year;

          3. To transact any other business matters that may properly come before the meeting or any adjournment or postponement thereof.

          The Directors have fixed the close of business on May 10th, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A complete list of such shareholders will be available at the corporate office of the Company during normal business hours and shall be open to the examination of any such shareholder for any purpose relevant to the Meeting.

          A record of the Company's activities during the year ending September 30, 1999 and financial statements for that year, are in the Company's annual report to shareholders, which this year is contained within the proxy statement that accompanies this notice.

          You are cordially invited to attend the Meeting. Any shareholder that does not expect to attend the Meeting in person is requested to complete, date, and sign the enclosed form of Proxy and return it promptly to Pioneer Oil and Gas. Thank you for your cooperation.

        BY ORDER OF THE BOARD OF DIRECTORS



        DON J. COLTON
        Chairman of the Board of Directors, and President

          YOUR VOTE IS IMPORTANT TO PIONEER OIL AND GAS. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. COMPLETING THE ENCLOSED PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND THE MEETING

                               PIONEER OIL AND GAS
                          1206 W. South Jordan Parkway
                                     Unit B

                          South Jordan, Utah 84095-4551
                           ---------------------------

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                                  To Be Held on

                          ----------------------------

                               GENERAL INFORMATION

     This Proxy Statement is being furnished to the stockholders of Pioneer Oil and Gas (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of Pioneer Oil and Gas (the "Directors") for use at the Company's 2000 Annual Meeting of Stockholders and any and all adjournments or continuations thereof (the "Meeting"), to be held on Wednesday, June 28th, 2000 for the purposes set forth under the next paragraph. These materials will be first mailed to stockholders on or about May 10th, 2000.

                            PURPOSE OF ANNUAL MEETING

     At the Meeting, stockholders will be asked: (i) to elect a Board of Directors to serve until the next annual meeting of the stockholders, or until their successors are duly elected and qualified; (ii) to ratify the selection by the Directors of Tanner + Co. as independent auditors of the Company for the fiscal year ending September 30th, 2000 ("Fiscal 2000"); and (iii) to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

                     QUORUM, VOTING RIGHTS AND OTHER MATTERS

     The Company presently has one class of capital stock, common stock, $.001 par value, of which 8,135,018 shares were issued and outstanding at the close of business on May 10th, 2000. Only shareholders of record at the close of business on May 10th, 2000 will be entitled to notice of and to vote at the meeting. The presence at the meeting in person or by proxy of a majority of the shares entitled to a vote shall constitute a quorum for the transaction of business. All voting is non-cumulative.

     The Directors know of no other matters, which are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the person named in the enclosed proxy, or that person's duly constituted substitute acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with such matters. If the enclosed proxy is properly executed and returned prior to voting at the

     Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the items listed in the Notice. The Directors recommend a vote "FOR" each of the proposals. Directors are elected by a plurality of the common stock represented at the meeting.

     In accordance with Utah State law, certain corporate actions, generally, may create shareholder's rights of dissent and entitlement to payment of the fair market value of shares held. However, none of the proposals at the Annual Meeting creates such shareholder dissenters' rights.

     Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (i) filing with the Company a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy, or (iii) submitting a duly executed proxy bearing a latter date.

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of mails, officers, directors, employees and agents of the Company may solicit proxies by written communication, telephone or personal call. Such persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding common stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of common stock.

     The Company will appoint one or more inspectors of election to act at the Meeting and report the results. Prior to the Meeting, each inspector will sign an oath to perform his duties in an impartial manner and according to the best of his ability. Inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the Meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. Inspectors will tabulate the number of votes cast for or withheld in the election of directors, and the number of votes cast for or against all other proposals, including abstentions and other non-votes.

     The required quorum necessary to transact business at the Meeting is a majority of the issued common stock outstanding on the record date. If a quorum is present, a plurality of the votes cast for directors will determine the directors elected and the approval of each proposal at the Meeting requires the affirmative vote of a majority of the common stock actually voted on such proposal. Abstentions and broker non-votes will be counted to determine if a quorum is present but will not otherwise affect the voting on any proposal.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         A Board of three directors is to be elected at the Meeting. The nominees are the present directors, all of whom are standing for re-election. No director nominee has declined the nomination or is unable or unfit to serve. Under the Bylaws of the Company, the Company must have a minimum of three and maximum of seven directors. Each director serves until the next annual shareholders meeting or until a successor is duly elected. Don J. Colton and Gregg B. Colton are brothers and John O. Anderson is their uncle. The following table sets forth information about the nominees.

         Name             Age      Position(s) Held              Director Since

Don J. Colton             53       Director, CEO, President       October 1980
                                                  and Treasurer
Gregg B. Colton           46      Director, Vice President        October 1980
                                                  and Secretary
John O. Anderson          57      Director                        January 1988

     Don J. Colton serves as the Company's President, Treasurer and Chairman of its Board of Directors. Since the Company's inception in October 1980 Mr. Colton has served as the Company's President and has been involved in all aspects of the business including exploration, acquisition and development of producing properties. From 1979 to 1981, Mr. Colton was Chief Financial Officer and a member of the Board of Directors of Drilling Research Laboratory in Salt Lake City, Utah. The Drilling Research Laboratory is a subsidiary of Terra Tech, Inc. and prior to his involvement with the Drilling Research Laboratory, Mr. Colton was Manager of Special Projects for Terra Tech. Mr. Colton received a BS in Physics from Brigham Young University in 1970 and a Master of Business Administration from the University of Utah in 1974.

     Gregg B. Colton serves as the Company's Vice President, Secretary, General Counsel and a member of the Board of Directors. Mr. Colton has been employed with the Company since it actually commenced business in 1981. Mr. Colton is involved in handling the contracts, sales of oil and gas products and legal problems of the Company along with the day to day decision making for the Company with the Company's President. From 1981 to 1984, Mr. Colton was also a partner in the law firm of Cannon, Hansen & Wilkinson. Mr. Colton is a member of the Utah State Bar and a real estate broker. He is also a member of the Corporate Counsel section for the Utah State Bar. Mr. Colton earned his BA from the University of Utah in 1976 and a Juris Doctor and a Master of Business Administration from Brigham Young University in 1981.

     John O. Anderson serves as the Company's Office Manager along with being a member of the Board of Directors. Mr. Anderson as Office Manager handles the day to day accounting for the Company along with handling the procurement of office supplies. The Company has employed Mr. Anderson since 1981 and prior to joining the Company he worked in land investments. Mr. Anderson received his BS in Zoology in 1968 from the University of California.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"THE ELECTION OF THE MEMBERS OF THE BOARD OF DIRECTORS

                               BOARD OF DIRECTORS

     The Board of Directors held a total of seven Board of Directors meetings during the fiscal year ending September 30, 1999. All directors attended all of the meetings of the Board of Directors. The Board of Directors does not have a standing audit, nominating or compensation committee or a committee that performs similar functions.

     The Company's directors hold office until the end of their respective terms or until their successors have been duly elected and qualified. Presently, the Board of Directors do not receive any cash compensation for serving on the Board. However, each member of the Board of Directors for serving on the Board has received 60,000 options to acquire the Company's common stock at a price of $.30 per share until December 31, 2002.

     At the annual shareholders meeting in 1991, the shareholders approved an amendment to the Company's Articles of Incorporation, limiting the personal liability of directors to the Company and its shareholders, to the extent allowed by Utah law. In effect, the shareholders approved the adoption of statutory provisions, which permit a Utah corporation to eliminate the personal liability of directors for monetary damages for breach of fiduciary duty.

     The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

                               EXECUTIVE OFFICERS

     The  following  table sets forth (i) the names of the  executive  officers,
(ii) their ages as of the Record Date and (iii) the capacities in which they serve the Company:

         Name              Age              Position(s)           Officer Since

Don J. Colton              53               President/Treasurer         1980
Gregg B. Colton            46               Vice President/Secretary    1980

Note: Don J. Colton and Gregg B. Colton are brothers.

                  Section 16(a) of the Securities and Exchange Act of 1934 requires officers, directors, and persons who own more than ten percent of a registered class of a company's equity securities to file initial reports of beneficial ownership and to report changes in ownership of those securities with the Securities and Exchange Commission. They are also required to furnish the Company with copies of all Section 16(a) forms they file.

                  To the Company's knowledge, based solely on review of the copies of the Form 3 furnished to the Company, the Company has determined that the pertinent officers, directors and principal shareholders have complied with all applicable Section 16(a) requirements since the Company became subject to Securities Exchange Act of 1934. The Company became subject to the Securities Exchange Act of 1934 on February 26th, 2000.

         EXECUTIVE COMPENSATION AND RELATED INFORMATION

                  The following Summary Compensation Table sets forth all cash compensation paid, distributed or accrued for services, including salary and bonus amounts rendered in all capacities for the Company's CEO during the fiscal years ended, September 30, 1999, 1998, and 1997. All other tables required to be reported have been omitted as there has been no compensation awarded to, earned by or paid to any of the executives of the Company that is required to be reported other than what is stated below:

                           SUMMARY COMPENSATION TABLE

Name and                                    Amount of                Fiscal
Principal Position                          Compensation             Year Ended

Don J. Colton, CEO                          $72,403(1)                    1999
Don J. Colton, CEO                          $72,403(1)                    1998
Don J. Colton, CEO                          $82,998(1)                    1997

         (1) The amount of compensation included in the table above for each fiscal year does not include amounts paid by the Company for the Company's Employee Stock Ownership Plan. Under the Employee Stock Ownership Plan 10% of the employees compensation for salary or bonuses is paid on behalf of the employee for Company stock in the Company's Employee Stock Ownership Plan. All full-time employees of the Company participate in the Employee Stock Ownership Plan on the same terms and conditions as management. For the fiscal years shown above 10% of the compensation amount above was paid towards the Employee Stock Ownership Plan in the form of Company stock.

                       OPTION GRANTED IN LAST FISCAL YEAR

         The following table sets forth certain information concerning options to purchase common stock for the executive named in the Summary Compensation
Table:





                                                      % of Total
                              Number of               Options
                              Securities              Granted to
                              Underlying              Employees in      ExerciseExp.
         Name                 Options Granted         Fiscal Year       Price ($/Sh)     Date

         Don J. Colton, CEO         120,000          28.57%             $.30/Share        (1)


         (1) The expiration date for 60,000 of the 120,000 options granted above are due to expire on December 31, 2001, and the other 60,000 options are due to expire on December 31, 2002.

         No options were exercised by any party having options in the Company during the fiscal year 1999.

         The Board of Directors reviews and sets compensation levels of the executive officers of the Company by evaluating their respective performance in light of a number of factors, including the Board's assessment of the performance of the Company, as well as the range of compensation paid by the Company in comparison to the range of compensation paid by similar oil and gas companies in the western United States. The board weighs other factors, such as the officer's performance relative to the continued acquisition of favorable properties, and relative to the Company's financial performance.

         The Company's executive compensation policy continues to look at three variable elements: base salary, stock awards and option grants. The policy factors, which determine the setting of these compensation elements, are largely aimed at attracting and retaining executives considered essential to the Company's long-term success.

         The granting of stock and/or options is designed as an incentive to increasingly focus management's interests in closer alignment with interests of shareholders. The Company's executive compensation policy seeks to engender committed leadership and strategic management to favorably posture the Company for continued growth, stability and strength of shareholder equity.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each person or group that is known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock, each director of the Company, each person named in the Summary Compensation Table, and all directors and executive officers of the Company as a group as September 30, 1999. Unless otherwise indicated, the Company believes that the persons named in the table below, based on information furnished by such owners, have sole voting and investment power with respect to the Common Stock beneficially owned by them, where applicable.


Title of          Name and Address of           Amount and Nature              Percent
 Class            Beneficial Owner              of Beneficial Owner            of Class

Common   Don J. Colton                          728,121(1)                       8.6%
                  2172 E Gambel Oak Drive
                  Sandy, Utah 84092

Common   Gregg B. Colton                        760,700(1)                       9.0%
                  10026 Ridge Gate Circle
                  Sandy, Utah 84092

Common   John O. Anderson                       453,567(1)                       5.3%
                  7462 S Parkridge Circle
                  Salt Lake City, Utah 84121

Common   Kenneth M. Woolley                     500,000                          5.9%
                  2795 East Cottonwood Parkway
                  Suite 400
                  Salt Lake City, Utah 84121

Common   Pioneer Employee Stock               1,681,132(2)                      19.8%
                  Ownership Plan
                  1225 Fort Union Blvd., #100
                  Midvale, Utah 84047

All Directors and Officers as a Group

(3 Persons)                                    1,839,389                        22.9%



         (1) Includes currently exercisable options to purchase common stock in the Company as long as the person is serving as a director and employee of the Company. Each of the persons listed under this footnote have options to purchase 120,000 shares of the Company's Common Stock.

         (2) Persons listed above have their vested shares under the Pioneer Employee Stock Ownership Plan included under their name. Don J. Colton and Gregg B. Colton as Trustees of the Pioneer Employee Stock Ownership Plan have the right to vote all the shares of the Plan at any shareholder meeting of the Company.

         The Company currently has no arrangements, which may result in a change of control.

                        TRANSACTIONS WITH RELATED PARTIES

     The Board of Directors approved more than 10 years ago a resolution to allow employees of the Company to purchase 25% of any oil and gas producing property acquired by the Company at the same time as the Company acquires the property. The resolution required that the employees pay for 25% of the cost of the oil and gas properties at the same time the Company purchased the properties. In the event, the Company is unable to fund the total cost of any producing properties the employees of the Company may purchase the amount the Company is unable to fund even if it exceeds 25%. The employees also have the right to acquire 25% of any non-producing oil and gas leases acquired by the Company on similar terms as those for producing properties.

                  The Company also leases office space that is owned by the Board of Directors. The office space is leased to the Company on terms reasonable for the same kind of office space in the area that it is located. The office space is 1,950 square feet with an unfinished basement of approximately 975 square feet.

   PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Tanner + Co. served as the independent accountants for the Company for the year ended September 30, 1999. There have been no disagreements during the three fiscal years ended September 30, 1999, 1998 and 1997, or at any other time with Company's present or former independent public accountants. Management of the Company intends to continue with its selection of Tanner + Co. for the fiscal year ending September 30, 2000. A representative of Tanner + Co. is not expected to be present at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
           APPOINTMENT OF TANNER + CO. AS THE COMPANY'S ACCOUNTANTS.

                         PROPOSAL THREE: OTHER BUSINESS

         The Company has not received any shareholder proposals for this Annual Meeting. The Board of Directors knows of no other business, other than stated in this proxy statement, to be presented for the action at the Annual Meeting. If other business is properly presented at the Meeting, however, which was not known, or did not become known to the Board a reasonable time before the solicitation, then the person designated in the enclosed Proxy will vote, or refrain from voting, in accordance with his best judgment.

                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting, they must be received by the Company not later than September 15, 2000 or such later date as the Company may specify in its SEC filings. Such proposals should be addressed to the Company's office at 1206 W. South Jordan Parkway, Unit B, South Jordan, Utah 84095-4451

                                  OTHER MATTERS

         Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Meeting other than business pertaining to matters required to be set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgement on such matters.

                             DESCRIPTION OF BUSINESS

The Company

         Pioneer Oil and Gas (the "Company") was organized on October 16, 1980 under the laws of the State of Utah. The Company's principal place of business is located at 1206 West South Jordan Parkway, Unit B, South Jordan, Utah 84095-4551. The Company has primarily been engaged in the acquisition and exploration of oil and gas properties in Utah, Wyoming, Colorado and Nevada.

         The Company filed a Chapter 11 bankruptcy petition on February 19, 1997 and filed an Amended Plan of Reorganization (the "Plan") on June 11, 1998. The United States Bankruptcy Court for the District of Utah, Central Division (the "Court") entered an order approving the Plan on August 5, 1998. The Order that granted the final decree was entered into on November 6, 1998. Twenty days after the Order was mailed on November 26, 1998, the Company emerged from bankruptcy.

         Prior to the Plan's implementation, the Company in June of 1998 effected a 10 for 1 reverse stock split of the Company's common shares to allow the Company to raise capital from the sale of new shares to existing shareholders. The Plan implemented by the Company and approved by the Court combined the sale of some of the Company's assets along with the sale of its common shares to existing shareholders. The capital raised by the Company was used to pay unsecured creditors 100% of the first $500 of any unsecured creditor's claim plus approximately 5.0% of the claim above $500.00. The Company's principal secured creditor Zions Bank (the "Bank") agreed to the Plan based on the Bank being repaid the full amount owed by the Company to the Bank by December 1999. In September of 1999 the Company completed the sale of several of its oil and gas assets and retired all the debt owed the Bank.

         The Business

         The Company has focused its efforts over the years in acquiring oil and gas properties from other companies selling producing wells and in acquiring new oil and gas leases for the purpose of exploring for oil and gas. Leases have also been acquired over the years for the purpose of reselling them at a profit to other oil and gas companies.

         Most of the Company's present production from oil and gas properties was acquired from large oil companies selling properties they considered to be marginal producers. The Company has found that it can operate these properties at a profit. Presently, the Company operates 9 producing oil and gas wells in Utah and Wyoming.

         The Company also owns an interest in several non-operated oil and gas wells and overriding royalty interests in oil and gas wells located in Utah, Colorado, and Wyoming. An overriding royalty interest, is an interest in a well that receives a percentage of the production from a well without paying any operation expenses.

         The Company over the last 3 years has focused most of its exploration efforts in drilling exploratory wells in Wyoming and Nevada. Prior to drilling an exploratory well a geological review of the prospective area is made by the Company's staff to determine the potential for oil and gas. If an area is determined to have promise the Company will attempt to acquire oil and gas leases over the prospective area. The Company will then acquire geophysical data (generally seismic and gravity data) to further evaluate the area. After the evaluation of the geophysical data, if the area appears to contain significant accumulations of oil and gas in the Company's opinion for the area, the Company will market a drilling program to outside investors covering the Company's leases. Significant accumulations cannot be quantified because it depends on many factors such as how much it costs to drill and complete wells in a certain area, how close the wells are to pipelines, what the price of oil or gas is, how accessible the area is, whether the project is a developmental or wildcat project, what the cost of oil and gas leases are in an area, the type of return investors are seeking at that time in the different exploration areas, and many other geological, geophysical and other considerations.

         When the Company markets a drilling program its sells a portion of its oil and gas leases over the prospect area along with obtaining a drilling commitment from the parties purchasing the leases to drill a well on the prospect area. A drilling program will generally allow the Company to recoup its investment in the area with the Company also retaining an ongoing interest in new wells to be drilled in the area.

         The Company markets its drilling programs to other industry partners. Drilling programs have been marketed by placing ads in industry journals, attending trade shows and by traveling to the office of prospective partners. In the past, the Company has sold drilling programs to major oil companies and large independents and occasionally to individuals.

         The Company has been acquiring oil and gas leases for coal bed methane drilling in the Powder River Basin and is attempting to acquire other leases with coal bed methane potential in Utah, Colorado and Wyoming.

         Leases acquired for resale have been acquired in areas determined to be prospective by the Company's staff. An area is determined to be prospective based on a geological review of the area, drilling in the area and review of the Company's geophysical data if available. Usually resale leases are acquired for the purpose of selling at a profit along with the Company retaining an overriding royalty interest in the leases sold.

                           DESCRIPTION OF SECURITIES.

         Qualification. The following statements constitute brief summaries of the Company's Articles of Incorporation and Bylaws. Such summaries do not purport to be fully complete and are qualified in their entirety by reference to the full text of the Articles of Incorporation and Bylaws of the Company.

                Common Stock. The Company's Articles of Incorporation authorize it to issue up to 50,000,000 (fifty million) Shares of its Common Stock, which carry a par value of $0.001 per Share.

                Liquidation Rights. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for the distribution to shareholders after the payment of all debts and other liabilities.

                Dividend Rights. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially will follow a policy of retained earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

     Voting Rights. Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

                Other  Rights.  Common  Shares  are  not  redeemable,   have  no
conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

     Transfer Agent. The Company's transfer agent is Atlas Stock Transfer whose address is 5899 South State Street, Murray, Utah 84107. The phone number of Atlas Stock Transfer is (801) 266-7151.

                The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock", for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that broker or dealer approve a person's account for transactions in penny stocks; and, (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and
(ii) make a reasonable determination that the transaction(s) in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investors prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and registered representative, current quotations for the securities and the rights and remedies available to an investor in case of fraud in penny stock transaction. Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.

     MARKET PRICE AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
                              SHAREHOLDER MATTERS.

                The Company is listed on the over-the-counter market on the NASDAQ OTC Bulletin Board. The range of high and low bid information for the shares of the Company's stock for the last two complete fiscal years, as reported by the OTC Bulletin Board National Quotation Bureau, is set forth below. Such quotations represent prices between dealers, do not include retail markup, markdown or commission, and do not represent actual transactions.

Year Ended September 30, 1999                        High              Low

First Quarter                                        $0.15           $0.10
Second Quarter                                        0.2813          0.125
Third Quarter                                         0.2188          0.125
Fourth Quarter                                        0.375           0.125

Year Ended September 30, 1998                        High              Low

First Quarter                                        $0.055           $0.035
Second Quarter                                        0.05             0.035

Third Quarter                                         0.04             0.02
Fourth Quarter                                        0.025            0.015

                As of November 18, 1999, the Company had issued and outstanding 8,135,018 common shares held by approximately 1,165 holders of record.

                There have been no cash dividends declared by the Company since its inception. Further, there are no restrictions that would limit the Company's ability to pay dividends on its common equity or that would be likely to do so in the future.

                The Company has no plans to register any of its securities under the Securities Act for sale by security holders. There is no public offering of equity and there is no proposed public offering of equity.

                               LEGAL PROCEEDINGS.

     The Company is not a party to any legal proceedings, nor is the Company aware of any disputes that may result in legal proceedings.

                         FINANCIAL AND OTHER INFORMATION

         The audited financial statements regarding the Company for the fiscal year ended September 30, 1999, are presented in the Appendix following the proxy statement. A summary of selected financial data, and the information contained in the disclosures entitled " Management's Discussion and Analysis of Financial Condition and Results of Operations", are presented below.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                  CONDITION AND RESULTS OF OPERATIONS

Results of Operations -1999 Compared to 1998

         Total revenue for fiscal year 1999 was $1,993,944 as compared to total revenue for fiscal year 1998 of $1,084,592. The increase in revenue was due primarily to the sales of non-performing oil and gas properties for which Pioneer realized a net gain of $1,323,080. Oil and gas sales dropped from $902,992 to $655,446 due entirely to reduced gas production. A decline in oil production of 13 percent due to natural production declines was offset by 13 percent higher oil prices. Even though oil prices reached their lowest prices since World War II (adjusted for inflation) in the first fiscal quarter of 1999, prices rebounded sufficiently during the last quarter to still exceed prices the Company received in fiscal 1998. Gas production declined 54 percent due to natural declines in several properties and the fact that our Pilot gas property and Badger Wash gas properties were shut in for most of the year. The Pilot gas property was shut in due to down-hole problems and should resume production in fiscal 2000 following an extensive work-over. The Badger Wash property was shut in due to greater pipeline restrictions on low BTU gas. The property was one of several sold during fiscal 1999 to raise working capital for the company.

         Project and lease sales income dropped from $159,637 to $3,270 as the Company sold off most of its resale leases to cover operating costs.

         Costs of operations declined from $591,260 to $462,711. This item includes all well operating expenses and any amounts paid to employees and other interest owners for their interest in producing properties. The Company instituted costs savings to reduce operations costs and the revenue paid to employees was reduced due to lower product prices.

         General and administrative costs were reduced in 1999 because of the absence of legal fees associated with the Chapter 11 bankruptcy filing.

         The Company sold all of its low BTU Colorado gas properties and several small non-operated oil properties in Wyoming. The sale of these properties resulted in a gain of approximately $1,800,000. The Company also abandoned most of its Nevada properties and wrote off some other small non-producing properties. The net result of all these actions was gain of $1,323,080 on "assets sold or abandoned."

         During fiscal year ending September 30, 1999, the Company retired all of its bank debt with proceeds from the sale of properties mentioned above. The Company also received $164,068 from the issuance of common stock to its shareholders during the fiscal year ending September 30, 1999. The prior fiscal year, the Company received an additional $251,240 from the issuance of common stock to its shareholders pursuant to the plan of reorganization. Common stock of the Company for the $415,308 received by the Company from the shareholders was issued to the shareholders over the months from July 1998 to February 1999.

         The Company has retired all of its bank debt as of September 30, 1999. Total stockholders' equity increased from a negative $31,462 (FY 1998) to a positive $924,530 (FY 1999) a gain of $955,992 due primarily to the gain on sale of non-performing oil and gas properties. This increase in shareholder's equity was primarily the result of the gain on assets sold and the proceeds from the issuance of additional common stock. The current ratio improved from .22 (FY
1998) to 3.55 (FY 1999). Net income increased from $220,375 to $785,384.

Liquidity and Capital Resources

         Historically the Company has funded operations primarily from earnings and bank borrowing. As of September 30, 1999 the Company had working capital of $335,525 and an unused line of credit with Zions Bank for $750,000. This line of credit is collateralized by all of the companies operated oil and gas properties. The line of credit bears interest at prime rate plus 1.5%. The line of credit with Zions Bank matured on December 1, 1999, and was renewed for a two-year period ending December 31, 2001. As of September 30, 1999, no amount was owing on the line of credit.

         During fiscal 1999 cash used in operating activities was $793,570 while cash provided in investing activities was $1,967,425. Cash used in financing activities $1,085,084. Net increase in cash was $88,771, as cash increased from $255,148 to $343,919. The changes in cash from operating activities, investing activities and financing activities from 1998 to 1999, were all primarily a result of the sale of the non-performing oil and gas assets which is addressed above in Results of Operations.

Oil and Gas Properties

         The Company as of the date of this filing is the owner of several oil and gas properties located throughout the Rocky Mountain Region. The Company operates three properties in Utah, three in Wyoming and one in Colorado. The discounted future net cash flows of all the Company's properties is $1,736,000 as of September 30, 1999.

Income Taxes

         The Company's present net operating loss carryforward arises from operations for the year ended September 30th, 1997. Carryforwards of net operating losses for years prior to the year ended September 30th, 1997 were completely used for tax purposes to offset net income for the year ended September 30th, 1999. The present loss carryforward of the Company will expire in the year 2012.

         The Company does not anticipate that it will have taxable income during the carryforward period for the applicable net operating losses.

         THE COMPANY UNDERTAKES TO PROMPTLY FURNISH (WITHOUT CHARGE EXCEPT AS TO THE EXHIBITS IF REQUESTED THAT INCLUDE ARTICLES OF INCORPORATION, BYLAWS, LETTER FROM PETROLEUM ENGINEER AND FINANCING AGREEMENTS WITH ZIONS BANK) A COPY OF ITS FORM 10-SB FILED PREVIOUSLY WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY SHAREHOLDER OF RECORD UPON WRITTEN REQUEST, WHICH SHALL ALSO INCLUDE A GOOD FAITH REPRESENTATION THAT, AS OF MAY 10TH, 2000 THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING. The Form 10-SB filed by the Company with the SEC can be viewed in its entirety at Securities and Exchange website www.sec.gov by searching the Edgar Archives with the keywords "Pioneer Oil and Gas".

BY ORDER OF THE BOARD OF DIRECTORS:



By:      Don J. Colton
         Chairman of the Board of Directors,
         and President

         PIONEER OIL AND GAS

                                    APPENDIX
                  TO THE PROXY STATEMENT OF PIONEER OIL AND GAS






                               PIONEER OIL AND GAS

                       CONSOLIDATED FINANCAIL STATEMENTS

                          SEPTEMBER 30, 1999 AND 1998

 INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and
Stockholders of Pioneer Oil and Gas


We have audited the accompanying balance sheet of Pioneer Oil and Gas as of September 30, 1999 and 1998, and the related statements of income, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Oil and Gas as of September 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                /S/Tanner + Co.








Salt Lake City, Utah
November 15, 1999


                                                                                      PIONEER OIL AND GAS
                                                                                      Statement of Income

                                                                                 Years Ended September 30,
- ----------------------------------------------------------------------------------------------------------




                                                                             1999              1998
                                                                       -----------------------------------
Revenue:
     Oil and gas sales                                                 $         585,121  $        772,774
     Royalty revenue                                                              70,325           129,654
     Operational reimbursements                                                   12,148            11,255
     Project and lease sales income                                                3,270           159,637
                                                                       -----------------------------------

                                                                                 670,864         1,073,320
                                                                       -----------------------------------

Costs and expenses:
     Cost of operations                                                          462,711           591,260
     General and administrative expenses                                         304,734           357,986
     Exploration costs                                                           152,934           157,687
     Lease rentals                                                                 4,710             1,710
     Depreciation, depletion and amortization                                    151,472           117,163
                                                                       -----------------------------------

                                                                               1,076,561         1,225,806
                                                                       -----------------------------------

                  Loss from operations                                          (405,697)         (152,486)
                                                                       -----------------------------------

Other income (expense):
     Gain on assets sold or abandoned                                          1,323,080                 -
     Gain on marketable securities                                                     -          (114,325)
     Interest expense                                                           (129,372)         (121,640)
     Other (expense) income                                                       (2,627)           11,272
                                                                       -----------------------------------

                                                                               1,191,081          (224,693)
                                                                       -----------------------------------

                  Income (loss) before provision
                  for income taxes                                               785,384          (377,179)

Provision  for income taxes                                                            -                 -
                                                                       -----------------------------------

                  Income (loss) before extraordinary item                        785,384          (377,179)

Extraordinary gain from extinguishment of debt
  (net of income taxes of $-0-)                                                        -           597,554
                                                                       -----------------------------------

                  Net income                                           $         785,384  $        220,375

- ----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                                                       -1-

                                                                                       PIONEER OIL AND GAS
                                                                                             Balance Sheet

                                                                                             September 30,
- ----------------------------------------------------------------------------------------------------------


              Assets                                                         1999              1998
              ------
                                                                       -----------------------------------
Current assets:
     Cash                                                              $         343,919  $        255,148
     Accounts receivable                                                         105,798            85,093
     Resale leases, at lower of cost or market                                    17,333            52,046
                                                                       -----------------------------------

                  Total current assets                                           467,050           392,287

Property and equipment - net (successful efforts method)                         586,005         1,381,822
Other assets                                                                       3,000             3,000
                                                                       -----------------------------------

                                                                       $       1,056,055  $      1,777,109
                                                                       -----------------------------------

- ----------------------------------------------------------------------------------------------------------

              Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
     Cash overdraft                                                    $               -  $         78,854
     Accounts payable                                                            109,099           170,601
     Accrued expenses                                                             22,426           303,424
     Note payable                                                                      -         1,255,692
                                                                       -----------------------------------

                  Total current liabilities                                      131,525         1,808,571
                                                                       -----------------------------------

Commitments and contingencies                                                          -                 -

Stockholders' equity (deficit):
     Common stock, par value $.001 per share, authorized
       50,000,000 shares; 8,135,018 shares and 5,644,792
       shares issued and outstanding, respectively                                 8,134             5,644
     Additional paid-in capital                                                2,521,069         2,059,491
     Stock subscription receivable                                              (293,460)                -
     Accumulated deficit                                                      (1,311,213)       (2,096,597)
                                                                       -----------------------------------

                  Total stockholders' equity (deficit)                           924,530           (31,462)
                                                                       -----------------------------------

                                                                       $       1,056,055  $      1,777,109
                                                                       -----------------------------------


- ----------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.
                                                                                                       -2-

                                                                                      PIONEER OIL AND GAS
                                                               Statement of Stockholders' Equity (Deficit)

                                                                   Years Ended September 30, 1999 and 1998
- ----------------------------------------------------------------------------------------------------------





                                             Additional     Stock     Unrealized
                            Common Stock      Paid-in    Subscription   Holding   Accumulated
                         -------------------
                           Shares   Amount    Capital     Receivable     Loss       Deficit      Total
                         ---------------------------------------------------------------------------------

Balance,
October 1, 1997           4,235,807  $ 4,235  $ 1,785,871 $          -  $ (85,141) $(2,316,972) $ (612,007)

Shares issued to
employee stock ownership
plan as follows:
     April 1998              53,624       54       11,341            -          -            -      11,395
     September 1998          99,161       99       12,295            -          -            -      12,394

Shares issued in
conjunction with
bankruptcy reorganization 1,256,200    1,256      249,984            -          -            -     251,240

Change in unrealized
holding loss                      -        -            -            -     85,141            -      85,141

Net income                        -        -            -            -          -      220,375     220,375
                         ---------------------------------------------------------------------------------

Balance,
September 30, 1998        5,644,792    5,644    2,059,491            -          -   (2,096,597)    (31,462)

Issuance of common stock for:
     Cash                   990,226      990      163,078            -          -            -     164,068
     Receivable           1,500,000    1,500      298,500     (300,000)         -            -           -

Payments on stock
subscription receivable           -        -            -        6,540          -            -       6,540

Net income                        -        -            -            -          -      785,384     785,384
                         ---------------------------------------------------------------------------------

Balance,
September 30, 1999        8,135,018  $ 8,134  $ 2,521,069 $    (293,460)$       -  $(1,311,213) $  924,530
                         ---------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.
                                                                                                       -3-

                                                                                       PIONEER OIL AND GAS
                                                                                   Statement of Cash Flows

                                                                                 Years Ended September 30,
- ----------------------------------------------------------------------------------------------------------



                                                                             1999              1998
                                                                       -----------------------------------
Cash flows from operating activities:
     Net income                                                        $         785,384  $        220,375
     Adjustments to reconcile net income to net cash
       (used in) provided by operating activities:
         Gain on assets sold or abandoned                                     (1,323,080)           18,795
         Depreciation, depletion and amortization                                151,472           117,163
         Gain on forgiveness of debt                                                   -          (597,554)
         Realized loss on marketable securities                                        -           114,325
         Stock issued to employee stock ownership plan                                 -            23,789
         (Increase) decrease in:
              Accounts receivable                                                (20,705)           14,492
              Resale leases                                                       34,713            10,873
              Other assets                                                             -            50,720
         Increase (decrease) in:
              Outstanding checks in excess of bank balance                       (78,854)           78,854
              Accounts payable                                                   (61,502)           61,986
              Accrued expenses                                                  (280,998)           (8,053)
                                                                       -----------------------------------

                  Net cash (used in) provided by
                  operating activities                                          (793,570)          105,765
                                                                       -----------------------------------

Cash flows from investing activities:
     Proceeds from sale of property                                            2,002,000            75,113
     Acquisition of property and equipment                                       (34,575)           (2,847)
                                                                       -----------------------------------

                  Net cash provided by
                  investing activities                                         1,967,425            72,266
                                                                       -----------------------------------

Cash flow from financing activities:
     Proceeds from note payable                                                   75,727            20,000
     Payments on note payable                                                 (1,331,419)         (234,315)
     Proceeds from issuance of common stock                                      164,068           251,240
     Collection of stock subscription receivable                                   6,540                 -
                                                                       -----------------------------------

                  Net cash (used in) provided by
                  financing activities                                        (1,085,084)           36,925
                                                                       -----------------------------------

                  Net increase in cash                                            88,771           214,956

Cash, beginning of year                                                          255,148            40,192
                                                                       -----------------------------------

Cash, end of year                                                      $         343,919  $        255,148

                                                                       -----------------------------------

- ----------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.
                                                                                                       -4-

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements

                                                     September 30, 1999 and 1998
- ------------------------------------------------------------------------------


1.   Organization and Summary of Significant Accounting Policies

Organization
The Company is incorporated under the laws of the state of Utah and is primarily engaged in the business of acquiring, developing, producing and selling oil and gas properties to companies located in the continental United States.


Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.


Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.


Resale Leases
The Company capitalizes the costs of acquiring oil and gas leaseholds held for resale, including lease bonuses and any advance rentals required at the time of assignment of the lease to the Company. Advance rentals paid after assignment are charged to expense as carrying costs in the period incurred. Costs of oil and gas leases held for resale are valued at lower of cost or net realizable value and included in current assets since they are expected to be sold within one year, although the holding period of individual leases may be in excess of one year. The cost of oil and gas leases sold is determined on a specific identification basis.

- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements
                                                                       Continued

- ------------------------------------------------------------------------------



1.   Organization and Summary of Significant Accounting Policies
     Continued

Oil and Gas Producing Activities
The Company utilizes the successful efforts method of accounting for its oil and gas producing activities. Under this method, all costs associated with productive exploratory wells and productive or nonproductive development wells are capitalized while the costs of nonproductive exploratory wells are expensed. If an exploratory well finds oil and gas reserves, but a determination that such reserves can be classified as proved is not made after one year following completion of drilling, the costs of drilling, the costs of drilling are charged to operations. Indirect exploratory expenditures, including geophysical costs and annual lease rentals, are expensed as incurred. Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other uproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.


On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.


On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.


- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements
                                                                       Continued

- ------------------------------------------------------------------------------



1.   Organization and Summary of Significant Accounting Policies
     Continued

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and accumulated depreciation, depletion and amortization are removed from the accounts, and the resulting gain or loss is reflected in operations.


Income Taxes
Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. Temporary differences result primarily from intangible drilling costs and depletion.


Earnings Per Share
The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each year.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.


Revenue Recognition
Revenue is recognized from oil sales at such time as the oil is delivered to the buyer. Revenue is recognized from gas sales when the gas passes through the pipeline at the well head. Revenue from overriding royalty interests is recognized when earned.

The Company does not have any gas balancing arrangements.


- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements
                                                                       Continued

- ------------------------------------------------------------------------------



1.   Organization and Summary of Significant Accounting Policies
     Continued

Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.   Property and Equipment

Property and equipment consists of the following:


                                                   September 30,
                                        -----------------------------------
                                               1999             1998
                                        -----------------------------------

Oil and gas properties (successful
  efforts method)                       $        1,590,708  $     2,316,836
Office furniture and equipment                     118,427          122,069
                                        -----------------------------------

                                                 1,709,135        2,438,905

Less accumulated depreciation,
  depletion and amortization                    (1,123,130)      (1,057,083)
                                        -----------------------------------

                                        $          586,005  $     1,381,822
                                        -----------------------------------



3.   Bank Line of Credit

At September 30, 1999, the Company has a bank revolving line-of-credit in the amount of $750,000 bearing interest at the bank's prime rate plus 1.5 percent and is secured by producing properties. The line-of-credit matures on December 1, 1999 and had no outstanding balance at September 30, 1999.


At September 30, 1998, the Company had a note payable to a bank in monthly installments of $26,100 including interest at a rate equal to the bank's prime rate plus 1.5 percent. The note payable had an outstanding balance of $1,255,692 at September 30, 1998. The note was repaid, in full, during the year ended September 30, 1999.



- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements
                                                                       Continued

- ------------------------------------------------------------------------------



4.   Income Taxes

The provision for income taxes differs from the amount computed at federal statutory rates as follows:


                                                    Years Ended
                                                   September 30,
                                        -----------------------------------
                                               1999             1998
                                        -----------------------------------

Income tax (provision) benefit at
  statutory rate                        $         (267,000) $       120,000
Change in valuation allowance/
deferred tax asset                                 267,000         (120,000)
                                        -----------------------------------

                                        $                -  $             -
                                        -----------------------------------




Deferred tax assets (liabilities) are comprised of the following:


                                                    September 30,
                                           --------------------------------
                                                 1999            1998
                                           --------------------------------

Intangible drilling costs and depletion    $       (107,000) $     (105,000)
Net operating loss carry forward                    736,000       1,090,000
AMT credit carry forward                              3,000           3,000
Capital loss carry forward                           53,000          53,000
Investment tax credit carry forwards                      -          19,000
                                           --------------------------------

                                                    685,000       1,060,000

Valuation allowance                                (685,000)     (1,060,000)
                                           --------------------------------

                                           $              -  $            -
                                           --------------------------------


A valuation allowance has been recorded for the full amount of the deferred tax asset because it is more likely than not that the deferred tax asset will not be realized.


--------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements
                                                                       Continued

- ------------------------------------------------------------------------------



4.   Income Taxes
     Continued

As of September 30, 1999, the Company has a net operating loss carryforward of approximately $2,164,000. This carryforward expires in 2012. If substantial changes in the Company's ownership should occur, there would be an annual limitation of the amount of NOL carry forward which could be utilized. Also, the ultimate realization of these carry forwards is due, in part, on the tax law in effect at the time and future events which cannot be determined.


The Company's valuation allowance was reduced for the expiration of both the investment tax credit carryforward and a portion of the net operating loss carryforward.


5.  Sales to Major Customers

The Company had sales to major customers during the year ended September 30, 1999 and 1998, which exceeded ten percent of total sales as follows:


                                                Years Ended
                                                Sepember 30,
                                    --------------------------------
                                          1999            1998
                                    --------------------------------
Company A                           $       191,844  $             -
Company B                           $        86,025  $             -



6.  Related Party Transactions

The Company acts as the operator for several oil and gas properties in which employees, officers and other related and unrelated parties have a working or royalty interest. At September 30, 1999 and 1998 there was $7,390 and $-0-, respectively, included in accounts payable due to related parties as a result of these activities. The Company also is the general partner in certain insignificant limited partnerships and the operator for certain joint ventures formed for the purpose of oil and gas exploration and development.



- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements
                                                                       Continued

- ------------------------------------------------------------------------------



7.  Supplemental Disclosuresc of Cash Flow Information

Operations reflect actual amounts paid for interest and income taxes as follows:


                                               Years Ended
                                              September 30,
                                    --------------------------------
                                          1999            1998
                                    --------------------------------

Interest                            $        129,000  $      121,326
                                    --------------------------------

Income taxes                        $            100  $          100
                                    --------------------------------


During the year ended September 30, 1999:

o The Company issued 1,500,000 shares of common stock in exchange for a stock subscription receivable in the amount of $300,000.

8.  Fair Value of Financial Instruments

The Company's financial instruments consist of cash, receivables, payables, and notes payable. The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items. The carrying amount of the notes payable approximates fair value as the individual borrowings bear interest at floating market interest rates.


9.  Common Stock Reverse Split

On June 22, 1998, the Company's Board of Directors approved a 1 for 10 reverse stock split. All references in the financial statements to number of shares, and per share amounts have been retroactively restated to reflect the decreased number of shares outstanding.


10. Stock Options and Warrants

Employee Stock Ownership Plan
The Company has adopted a noncontributory employee stock ownership plan (ESOP) covering all full-time employees who have met certain service requirements. It provides for discretionary contributions by the Company as determined annually by the Board of Directors, up to the maximum amount permitted under the Internal Revenue Code. The plan has received IRS approval under Section 401(A) and 501(A) of the Internal Revenue Code. Pension expense charged to operations for the years ended September 30, 1999 and 1998 was $24,540 and $23,790, respectively. All outstanding shares held by the ESOP are included in the calculation of earnings per share.

- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements
                                                                       Continued

- ------------------------------------------------------------------------------



10. Stock Options and Warrants
    Continued

The Company has granted stock options and warrants to certain officers and employees of the Company to purchase shares of the Company's common stock. The exercise price of the options and warrants is equal to or in excess of the fair market value of the stock on the date of grant. A schedule of the options and warrants at September 30, 1999 is as follows:


                                                         Exercise
                                 Number of              Price Per
                       ------------------------------
                           Options       Warrants         Share
                       ---------------------------------------------

Outstanding at
September 30, 1998
and 1997                        60,000        300,000   $ .55 - 1.20
  Granted                      420,000        300,000            .30
  Canceled                     (60,000)      (300,000)    .55 - 1.20
                       ---------------------------------------------

Outstanding at
September 30, 1999             420,000        300,000   $        .30
                       ---------------------------------------------



Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) gives entities the choice between adopting a fair value method or continuing to use the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25 with footnote disclosures of the pro forma effects if the fair value method had been adopted. The Company has opted for the latter approach. Had compensation expense for the Company's stock options and warrants been determined based on the fair value at the grant date for awards in 1999, consistent with the provisions of SFAS No. 123, the Company's results of operations would have been as follows:


                                                          Year Ended
                                                        September 30,
                                                             1999
                                                      ------------------

Net income - as reported                              $          785,384
Net income - pro forma                                $          685,195
Earnings per share - as reported                      $              .10
Earnings per share - pro forma                        $              .09
                                                      ------------------


- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements
                                                                       Continued

- ------------------------------------------------------------------------------



10. Stock Options and Warrants
    Continued

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:


                                                        September 30,
                                                             1999
                                                      ------------------

Expected dividend yield                               $                -
Expected stock price volatility                                      116%
Risk-free interest rate                                             6.06%
Expected life of options                                     2 to 3 years
                                                      ------------------



The weighted average fair value of options and warrants granted during 1999 was $.14.

During the year ended September 30, 1998, no options or warrants were granted and, therefore, there would be no pro forma effect on the 1998 operations.


The following table summarizes information about stock options and warrants outstanding at September 30, 1999:


                        Outstanding                   Exercisable
            ------------------------------------------------------------
                          Weighted
                           Average
               Number    Remaining    Weighted     Number     Weighted
            Outstanding Contractual   Average   Exercisable   Average
  Exercise       at         Life      Exercise       at       Exercise
   Price      9/30/99      (Years)     Price      9/30/99      Price
- ------------------------------------------------------------------------

$     .30     720,000       2.00      $ .30       720,000  $       .30
- ------------------------------------------------------------------------


- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS
                                                   Notes to Financial Statements
                                                                       Continued

- ------------------------------------------------------------------------------




11. Earnings Per Share

Financial accounting standards require companies to present basic earnings per share (EPS) and diluted earnings per share along with additional informational disclosures. Information related to earnings per share is as follows:


                                                  September 30,
                                          ------------------------------
                                               1999           1998
                                          ------------------------------

Basic and Diluted EPS:
    Net income available to common
      stockholders                        $       785,384  $     220,375
                                          ------------------------------

    Weighted average common
    shares                                      7,723,000      4,258,000
                                          ------------------------------


    Net income (loss) per share:
                  Continuing operations   $           .10   $       (.09)
                  Extraordinary item                    -            .14
                                          ------------------------------

                                          $           .10   $        .05
                                          ------------------------------



12. Commitments and Contingencies

Limited Partnerships
The Company has an immaterial interest in two limited partnership drilling programs and acts as the general partner. As the general partner, the Company is contingently liable for any obligations of the partnerships and may be contingently liable for claims generally incidental to the conduct of its business as general partner. As of September 30, 1999, the Company was unaware of any such obligations or claims arising from these partnerships.


Employment Agreements
The Company has entered into severance pay agreements with officers of the Company who also serve as board members. Under the terms of the agreements, a board member who is terminated shall receive severance pay equal to the amount such board member received in salary and bonus for the two years prior to termination.



- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS

                                           Schedule of Supplementary Information
                                                       on Oil and Gas Operations

- ------------------------------------------------------------------------------




The  information  on the  Company's  oil and gas  operations  as  shown  in this schedule is based on the successful efforts method of accounting and is presented in conformity with the disclosure requirements of the Statement of Financial Accounting Standards No. 69 "Disclosures about Oil and Gas Producing Activities."


                Capitalized Costs Relating to Oil and Gas Producing Activities


                                                                     September 30,
                                                            -------------------------------
                                                                  1999           1998
                                                            -------------------------------

Proved oil and gas properties and related equipment         $      1,584,261  $   2,190,465
Unproved oil and gas properties                                        6,447        126,371
                                                            -------------------------------

                Subtotal                                           1,590,708      2,316,836

Accumulated depreciation, depletion and amortization
  and valuation allowances                                        (1,012,865)      (953,880)
                                                            -------------------------------

                                                            $        577,843  $   1,362,956
                                                            -------------------------------

                          Costs Incurred in Oil and Gas Acquisition,
                            Exploration  and Development Activities


                                             Years Ended
                                            September 30,
                                   -------------------------------
                                         1999           1998
                                   -------------------------------
Acquisition of properties:
    Proved                         $              -  $           -
    Unapproved                                    -              -
Exploration costs                           152,934        157,687
Development costs                            20,250        264,190



- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS

                                           Schedule of Supplementary Information
                                                       on Oil and Gas Operations

- ------------------------------------------------------------------------------



                        Results of Operations for Producing Activities


                                                                      Years Ended
                                                                     September 30,
                                                            -------------------------------
                                                                  1999           1998
                                                            -------------------------------

Oil and gas - sales                                         $        655,446  $     902,428
Production costs net of reimbursements                               450,563       (580,005)
Exploration costs                                                   (152,934)      (157,687)
Depreciation, depletion and amortization
  and valuation provisions                                          (144,411)      (107,140)
                                                            -------------------------------

Net (loss) income before income taxes                                (92,462)        57,596

Income tax benefit (provision)                                        20,000         (9,000)
                                                            -------------------------------

Results of operations from producing activities
  (excluding corporate overhead and interest costs)         $        (72,462) $      48,596
                                                            -------------------------------

- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS

                                           Schedule of Supplementary Information
                                                       on Oil and Gas Operations

- ------------------------------------------------------------------------------




                    Reserve Quantity Information (Unaudited)

The estimated quantities of proved oil and gas reserves disclosed in the table below are based upon estimates by the Company in fiscal 1998 and proved developed properties by Fall Line Energy and proved undeveloped properties by the Company in 1999. Such estimates are inherently imprecise and may be subject to substantial revisions.

The revisions may occur because among other things current prices of oil and gas and current costs of operating are subject to fluctuations, past performance of wells does not necessarily guarantee future performance and rates used to estimate decline of reserves could vary from that which is projected.

All quantities shown in the table are proved reserves and are located within the United States.

                                                     Years Ended September 30,
                                        ---------------------------------------------------
                                                   1999                     1998
                                        ---------------------------------------------------
                                             Oil          Gas          Oil         Gas
                                           (bbls)        (mcf)       (bbls)       (mcf)
                                        ---------------------------------------------------

Proved developed and undeveloped
reserves:
    Beginning of year                         185,006    5,899,880      147,525   1,333,376
    Revision in previous estimates             11,061       14,540       59,732     (24,170)
    Discoveries and extension                       -            -            -           -
    Purchase in place                               -            -            -   4,777,092
    Production                                (19,265)     (85,430)     (22,251)   (186,418)
    Sales in place                                  -   (5,460,854)           -           -
                                        ---------------------------------------------------

    End of year                               176,802      368,136      185,006   5,899,880
                                        ---------------------------------------------------

Proved developed reserves:
    Beginning of year                         185,006      609,768      147,525     584,596
    End of year                               176,802      368,136      185,006     609,768


- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS

                                           Schedule of Supplementary Information
                                                       on Oil and Gas Operations

- ------------------------------------------------------------------------------



                   Standardized Measure of Discounted Future Net Cash Flows
              Changes Therein Relating to Proved Oil and Gas Reserves (Unaudited)


                                                                          Years Ended
                                                                         September 30,
                                                                      1999           1998
                                                                -------------------------------

Future cash inflows                                             $      4,644,000  $  12,464,000
Future production and development costs                               (1,794,000)    (3,734,000)
Future income tax expenses                                              (969,000)    (2,968,000)
                                                                -------------------------------
                                                                       1,881,000      5,762,000
10% annual discount for estimated timing of cash flows                  (828,000)    (2,051,000)
                                                                -------------------------------

Standardized measure of discounted future net cash flows        $      1,053,000  $   3,711,000
                                                                -------------------------------

- ------------------------------------------------------------------------------

                                                             PIONEER OIL AND GAS

                                           Schedule of Supplementary Information
                                                       on Oil and Gas Operations

- ------------------------------------------------------------------------------


            Standardized Measure of Discounted Future Net Cash Flows
 Changes Therein Relating to Proved Oil and Gas Reserves (Unaudited) - Continued

The preceding table sets forth the estimated future net cash flows and related present value discounted at a 10% annual rate from the Company's proved reserves of oil, condensate and gas. The estimated future net revenue is computed by applying the year end prices of oil and gas (including price changes that are fixed and determinable) and current costs of development and production to estimated future production assuming continuation of existing economic conditions. The values expressed are estimates only, without actual long-term production to base the production flows, and may not reflect realizable values or fair market values of the oil and gas ultimately extracted and recovered. The ultimate year of realization is also subject to accessibility of petroleum reserves and the ability of the Company to market the products.


                            Changes in the Standardized Measure of
                            Discounted Future Cash Flows (Unaudited)


                                                  Years Ended
                                                 September 30,
                                             -------------------------------
                                                   1999           1998
                                             -------------------------------

Balance, beginning of year                   $      3,711,000  $   1,153,000
Sales of oil and gas produced net of
  production costs                                   (670,000)      (840,000)
Net changes in prices and production costs           (671,000)      (369,000)
Extensions and discoveries, less related
  costs                                                     -              -
Purchase and sales of minerals in place            (4,100,000)     7,100,000
Revisions of estimated development costs                    -              -
Revisions of previous quantity estimate             1,662,000     (2,478,000)
Accretion of discount                                 371,000        115,000
Net changes in income taxes                           750,000       (970,000)
                                             -------------------------------

Balance, end of year                         $      1,053,000  $   3,711,000
                                             -------------------------------





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